Exhibit 99.1

Wolfspeed Nominates Thomas Seifert and Woody Young to Board of Directors

DURHAM, N.C. -- October 16, 2024 -- Wolfspeed, Inc. (NYSE: WOLF), the global leader in silicon carbide technology, announced today that Thomas Seifert and Woody Young have been nominated to Wolfspeed’s Board of Directors (the “Board”). Their nominations will be considered by shareholders at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), scheduled for December 5, 2024.

Mr. Seifert has served as the Chief Financial Officer of Cloudflare, Inc., a leading internet security company, since June 2017. Prior to joining Cloudflare, Mr. Seifert held executive leadership positions at a number of technology and semiconductor companies, including serving as Chief Financial Officer of Symantec Corporation, Brightstar Corp., and Advanced Micro Devices Inc. Mr. Seifert currently serves as a member of the Board of Directors of First Derivatives plc, an ultra-high-performance analytics software company.

Mr. Young most recently served as the President and a member of the Board of Directors of Solidigm, a flash memory semiconductor company, from October 2022 until August 2023. Mr. Young has over 30 years of experience as an investment banker and is the former Chairman of Mergers and Acquisitions at Perella Weinberg Partners LP. He previously served as the Co-Head of Global Telecommunications, Media, and Technology at Lazard and in similar roles at Merrill Lynch and Lehman Brothers. Mr. Young currently serves as a member of the Board of Directors of Frontier Communications Parent, Inc. (Nasdaq: FYBR), a fiber internet provider.

“We are delighted to nominate Thomas Seifert and Woody Young for election to the Wolfspeed Board of Directors,” said Thomas Werner, Chair of the Wolfspeed Board. Mr. Werner continued, “With yesterday’s CHIPS Act capital structure update, I believe the Company successfully took a key step towards funding the execution of its business plan. We believe Thomas and Woody will be valuable additions to the Board as we focus on executing that plan, driving operational execution improvement, and continuing our previously disclosed efforts to explore ways to enhance shareholder value and unlock Wolfspeed’s strategic value.”

Clyde R. Hosein and John B. Replogle, who have served on the Board since 2005 and 2014, respectively, are not standing for re-election and will retire from the Board following the expiration of their terms at the 2024 Annual Meeting. “On behalf of the Board, I want to thank Clyde and John for their dedication and exemplary service to Wolfspeed over many years,” said Mr. Werner.

About Wolfspeed, Inc.
Wolfspeed (NYSE: WOLF) leads the market in the worldwide adoption of silicon carbide technologies that power the world’s most disruptive innovations. As the pioneers of silicon carbide, and creators of the most advanced semiconductor technology on earth, we are committed to powering a better world for everyone. Through silicon carbide material, Power Modules, Discrete Power Devices and Power Die Products targeted for various applications, we will bring you The Power to Make It Real.TM Learn more at www.wolfspeed.com.

X (formerly Twitter): @Wolfspeed
LinkedIn: @Wolfspeed

Wolfspeed® is a registered trademark and The Power to Make It Real™ is a trademark of Wolfspeed, Inc.

Additional Information and Where to Find It
Wolfspeed, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Wolfspeed intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from shareholders. SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION. Information about Wolfspeed’s directors and executive officers and their interests is set forth in Wolfspeed’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, which was filed with the SEC on August 22, 2024, and Wolfspeed’s proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on September 8, 2023, and in Wolfspeed’s other SEC filings, which can be found through Wolfspeed’s website (www.wolfspeed.com) in the section “Investors” or through the SEC’s website at www.sec.gov. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2024 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Wolfspeed with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Wolfspeed’s website at www.wolfspeed.com.

Media Relations:
Bridget Johnson
Head of Corporate Marketing and Communications
847-269-2970
media@wolfspeed.com

Investor Relations:
Tyler Gronbach
VP, External Affairs
919-407-4820
investorrelations@wolfspeed.com